SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                       October 8, 1999 (October 4, 1999)

                              --------------------


                            FOCUS ENHANCEMENTS, INC.
               (exact name of registrant as specified in charter)



 Delaware                            1-11860               04-3186320
 (State or Other Jurisdiction        (Commission           (IRS Employer
 of Incorporation)                   File Number)          Identification No.)




 600 Research Drive                                      10887
 Wilmington, Massachusetts                              (Zip Code)
 (address of principal office)



                                 (978) 988-5888
              (Registrant's telephone number, including area code)






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                                       -2-

Item 5.  Other Events.

         On October 4, 1999, FOCUS Enhancements, Inc., a Delaware corporation (the "Company"), entered into a letter of intent (the "Letter Agreement") with Faroudja, Inc., a Delaware corporation ("Faroudja"), which sets forth the principal terms, on a non-binding basis, of a proposed business combination between the Company and Faroudja. Under the terms of the Letter Agreement, the Company would merge with and into Faroudja or a wholly owned subsidiary of Faroudja. Upon consummation of the merger, each share of the Company's common stock then outstanding would be converted into, and become exchangeable for,
0.58 of a share of Faroudja common stock, which ratio may be adjusted if the price of Faroudja common stock, as calculated on the basis of an agreed-upon pre-closing measurement period, falls below $2.82.

         The proposed transaction between the Company and Faroudja remains subject to the parties' satisfactory completion of their respective due diligence examinations of one another, their negotiation and execution of a definitive merger agreement, receipt of governmental and stockholder approvals and satisfaction of such other terms and conditions as may be contained in any such definitive merger agreement.

         The Company has agreed to negotiate exclusively with Faroudja, subject to the fiduciary obligations of the Company's Board of Directors, for a period of sixty days following the date of the Letter Agreement (the "No Shop Period") with respect to the terms and conditions that may be contained in a definitive merger agreement. The Company has also granted Faroudja an option to purchase 1,000,000 shares of the Company's common stock at an exercise price equal to
0.58 of the closing price of Faroudja common stock on October 4, 1999 (the "Option"). The Option will become exercisable only if the Company abandons its negotiations with Faroudja prior to the expiration of the No Shop Period and becomes involved in or announces a transaction in which the Company would be acquired by a third party within ninety days after the Company's abandonment of its negotiations with Faroudja at a price per share greater than the price offered by Faroudja.

         The Letter Agreement constitutes merely an outline of the principal terms of the proposed transaction, which is intended to facilitate the parties' further negotiation and preparation of a definitive merger agreement. Except for the No Shop Period and the Option, and certain other limited obligations between the parties set forth in the Letter Agreement, there are no binding or otherwise legally enforceable obligations on the part of either party created by the Letter Agreement to enter into a definitive merger agreement or otherwise to complete any form of transaction between the Company and Faroudja.

         A copy of the Company's press release pertaining to the proposed transaction, issued on October 5, 1999, is included as Exhibit 99.1 to this Current Report.




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                                       -3-

Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits.

         (a)      Financial Statements

                  Not applicable.

         (b)      Pro Forma Financial Information

                  Not applicable.

         (c)      Exhibits

                  99.1       Press Release dated October 5, 1999





                     [Remainder of Page Intentionally Blank]



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                                       -4-

                                   Signatures

         Under the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     FOCUS ENHANCEMENTS, INC.



                                     By: /s/ Thomas L. Massie
                                        Thomas L. Massie
                                        President and Chief Executive Officer


Date:  October 8, 1999